Hennessy Advisors, Inc.


Exhibit 32.1
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                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

                  Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Hennessy Advisors, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Neil J. Hennessy
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Neil J. Hennessy, Chief Executive Officer and President
Hennessy Advisors Inc.

Date: December 22, 2003






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